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                                                                    EXHIBIT 99.1

[CREDIT ACCEPTANCE LOGO]




                                                       SILVER TRIANGLE BUILDING
                                       25505 WEST TWELVE MILE ROAD - SUITE 3000
                                                     SOUTHFIELD, MI  48034-8339
                                                                 (248) 353-2700
                                                       WWW.CREDITACCEPTANCE.COM



                                  NEWS RELEASE



FOR IMMEDIATE RELEASE                       DATE:    APRIL 24, 2003


                              INVESTOR RELATIONS:    DOUGLAS W. BUSK
                                                     CHIEF FINANCIAL OFFICER
                                                     (248) 353-2700 EXT. 432
                                                     IR@CREDITACCEPTANCE.COM


                                   NASDAQ SYMBOL:    CACC



                          CREDIT ACCEPTANCE ANNOUNCES:
                             - 1ST QUARTER EARNINGS


SOUTHFIELD, MICHIGAN -- APRIL 24, 2003 -- CREDIT ACCEPTANCE CORPORATION (NASDAQ:CACC) Credit Acceptance Corporation (the "Company") announced consolidated net income for the three months ended March 31, 2003 of $8,837,000 or $0.21 per diluted share compared to $6,314,000 or $0.15 per diluted share for the same period in 2002.

Results for the three months ended March 31, 2003 included a $400,000 after-tax non-recurring adjustment relating to interest income from the Internal Revenue Service for interest on overpayments of federal income tax for years 1993-1996 and 1998. The overpayment was the result of a change in tax accounting methods. Excluding the impact of this non-recurring adjustment, consolidated net income for the three months ended March 31, 2003 was $8,437,000 or $0.20 per diluted share.

Results for the three months ended March 31, 2002 included two non-recurring tax related adjustments that reduced net income by $2,601,000. Excluding the impact of these non-recurring adjustments, consolidated net income for the three months ended March 31, 2002 was $8,915,000 or $0.20 per diluted share.



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The results for the three months ended March 31, 2003 included consolidated loan originations of $232.0 million, a 20.8% increase from the same period in 2002. Detail by business unit follows:

(Dollars in thousands)            ORIGINATIONS
                            THREE MONTHS ENDED MARCH 31,
                        --------------------------------------
Business Unit               2003         2002         % Change
                        ----------    ----------      --------

North America           $  222,620    $  174,543        27.5 %
United Kingdom               9,426        17,538       (46.3)
                        ----------    ----------
                        $  232,046    $  192,081        20.8
                        ==========    ==========

In North America, the Company experienced increased loan originations due to an increase in the number of loans per active dealer-partner, partially offset by a reduction in the number of active dealer-partners.

Loan origination volume in the United Kingdom decreased 46.3% compared to the same period in 2002 and increased 28.3% compared to the fourth quarter of 2002.

Starting this quarter, the Company intends to file Form 10-Q at the same time as the press release is issued. As a result, financial information that has historically been reported in the Company's press release is included in the Company's Form 10-Q. Refer to the Company's Form 10-Q, which has been filed with the Securities and Exchange Commission, on the Company's website at www.creditacceptance.com for a complete discussion of the results of operations and financial data for the quarter ended March 31, 2003.

Cautionary Statement Regarding Forward Looking Information
Certain statements in this release that are not historical facts, including those regarding the Company's future plans and objectives, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on our current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include the following: increased competition from traditional financing sources and from non-traditional lenders, unavailability of funding at competitive rates of interest or the Company's potential inability to continue to obtain third party financing on favorable terms, the Company's potential inability to generate sufficient cash flow to service its debt and fund its future operations, adverse changes in applicable laws and regulations, adverse changes in economic conditions, adverse changes in the automobile or finance industries or in the non-prime consumer finance market, the Company's potential inability to maintain or increase the volume of automobile loans, the Company's potential inability to accurately forecast and estimate future collections and historical collection rates and the associated default risk, the Company's potential inability to accurately estimate the residual values of leased vehicles, an increase in the amount or severity of litigation against the Company, the loss of key management personnel, the effects of terrorist attacks and potential attacks, the effect of the war in Iraq, and the various other factors discussed in the Company's reports filed with the Securities and Exchange Commission. Other factors not currently anticipated by management may also materially and adversely affect the Company's results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Description of Credit Acceptance Corporation

Credit Acceptance is a financial services company specializing in products and services for a network of automobile dealer-partners in North America and the United Kingdom. Credit Acceptance provides participating dealer-partners with financing sources for consumers with limited access to credit by offering "guaranteed credit approval". The Company delivers credit approvals through the Internet. Other services include marketing, sales training and a wholesale purchasing cooperative. Through its financing program, Credit Acceptance helps consumers change their lives by providing an opportunity to strengthen and reestablish their credit standing by making timely monthly payments. Credit Acceptance is publicly traded on NASDAQ under the symbol CACC. For more information, visit www.creditacceptance.com.


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                          CREDIT ACCEPTANCE CORPORATION

                         CONSOLIDATED INCOME STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    THREE MONTHS ENDED
                                                         MARCH 31,
                                               ---------------------------
                                                   2003            2002
                                               -----------     -----------
                                                        (Unaudited)
REVENUE:
  Finance charges                              $    24,256     $    24,885
  Lease revenue                                      2,336           5,159
  Other income                                      10,337           8,814
                                               -----------     -----------
        Total revenue                               36,929          38,858

COSTS AND EXPENSES:
  Operating expenses                                16,818          16,007
  Provision for credit losses                        3,647           3,381
  Depreciation of leased assets                      1,548           2,941
  Interest                                           1,596           2,305
                                               -----------     -----------
        Total costs and expenses                    23,609          24,634
                                               -----------     -----------
Operating income                                    13,320          14,224

  Foreign exchange gain                                 15              16
                                               -----------     -----------
Income before provision for income taxes            13,335          14,240

  Provision for income taxes                         4,498           7,926
                                               -----------     -----------
Net income                                     $     8,837     $     6,314
                                               ===========     ===========
Net income per common share:
  Basic                                        $      0.21     $      0.15
                                               ===========     ===========
  Diluted                                      $      0.21     $      0.15
                                               ===========     ===========

Weighted average shares outstanding:
  Basic                                         42,328,841      42,437,481
  Diluted                                       42,407,981      43,497,889

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                          CREDIT ACCEPTANCE CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)



                                                            AS OF
                                                   ------------------------
                                                   MARCH 31,   DECEMBER 31,
                                                      2003        2002
                                                   ----------   ---------
                               ASSETS:              (UNAUDITED)


  Cash and cash equivalents                        $   6,372    $  13,466
  Investments - held to maturity                          99          173

  Loans receivable                                   819,322      778,674
  Allowance for credit losses                         (5,051)      (5,497)
                                                   ---------    ---------
      Loans receivable, net                          814,271      773,177
                                                   ---------    ---------


  Floor plan receivables, net                          3,105        4,450
  Notes receivable, net                                6,053        7,554
  Investment in operating leases, net                 13,199       17,879
  Property and equipment, net                         20,057       19,951
  Other assets                                         5,096        5,675
                                                   ---------    ---------
      Total Assets                                 $ 868,252    $ 842,325
                                                   =========    =========

                     LIABILITIES AND SHAREHOLDERS' EQUITY:
LIABILITIES:
  Lines of credit                                  $  55,627    $  43,555
  Secured financing                                   32,904       58,153
  Mortgage note                                        6,005        6,195
  Capital lease obligations                            1,727        1,938
  Accounts payable and accrued liabilities            31,428       28,341
  Dealer holdbacks, net                              389,387      362,534
  Deferred income taxes, net                           8,762       11,667
  Income taxes payable                                10,826        6,094
                                                   ---------    ---------
      Total Liabilities                              536,666      518,477
                                                   ---------    ---------

SHAREHOLDERS' EQUITY:
  Common stock                                           423          423
  Paid-in capital                                    107,142      107,164
  Retained earnings                                  223,694      214,857
  Accumulated other comprehensive
   income - cumulative translation adjustment            327        1,404
                                                   ---------    ---------
      Total Shareholders' Equity                     331,586      323,848
                                                   ---------    ---------
      Total Liabilities and Shareholders' Equity   $ 868,252    $ 842,325
                                                   =========    =========